Exhibit 99.1

NEWS RELEASE

Corporate Headquarters: Dorman Products, Inc. 3400 East Walnut Street Colmar, Pennsylvania 18915 Fax: (215) 997-8577

For Further Information Contact:	Visit our Home Page:
Matthew S. Kohnke, CFO	www.dormanproducts.com
(215) 997-1800 x 5182
E-mail: MKohnke@dormanproducts.com

Dorman Products, Inc. Declares a Two-for-One Stock Split

Colmar, Pennsylvania (May 16, 2012) – On May 15, 2012, Dorman Products, Inc. (NASDAQ: DORM) (the “Company”) declared a stock dividend of one share of common stock for each share of common stock outstanding for those shareholders of record on June 1, 2012 with a distribution date of June 15, 2012.

“This stock dividend, the second in our company’s history, is intended to improve the liquidity of our common stock thereby making it more attractive to investors. This action reflects our confidence in the future of the company and our ongoing determination to build long-term shareholder value,” said Steven Berman, the Company’s Chairman and Chief Executive Officer.

For answers to FAQ’s on this stock dividend, please go to our home page at www.dormanproducts.com.

Dorman Products, Inc. is a leading supplier of Dealer “Exclusive” automotive replacement parts, automotive hardware, brake products, and household hardware to the Automotive Aftermarket and Mass Merchandise markets. Dorman products are marketed under the Dorman (R), OE Solutions (TM), HELP! (R), AutoGrade (TM), First Stop (TM), Conduct-Tite (R), renew (TM), TECHoice (TM), Dorman HD Solutions (TM) and Symmetry (R) brand names.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, competition in the automotive aftermarket industry, concentration of the Company’s sales and accounts receivable among a small number of customers, the impact of consolidation in the automotive aftermarket industry, foreign currency fluctuations, dependence on senior management and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2011.